Exhibit 99.1

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Hennessy Capital Acquisition Corp. II (HCAC) and United Subcontractors, Inc. (USI) Announce Merger Agreement

April 5, 2016

C O R P O R A T E     P A R T I C I P A N T S

Daniel J. Hennessy, Chairman and Chief Executive Office, HCAC

Bill Varner, President and Chief Executive Officer, USI

Curt Peterson, Chief Financial Officer, USI

P R E S E N T A T I O N

Operator:

Good morning, everyone, and welcome to the Hennessy Capital Acquisition Corp. II and USI Merger Agreement Conference Call. At this time, all participants are in a listen-only mode. If anyone should require Operator assistance, please press star, zero on your telephone keypad. As a reminder, this conference is being recorded.

Some of the comments the Company makes today may include forward-looking statements. These statements are subject to the risks and uncertainties as described in the Company’s filings with the SEC. Actual results may differ materially from those described during the call. In addition, all forward-looking statements are made as of today and the Company does not undertake to update any forward-looking statements based on new circumstances or revised expectations.

I’d now like to introduce the Chairman and Chief Executive Officer of Hennessy Capital Acquisition Corp. II, Mr. Daniel Hennessy. Please go ahead, sir.

Daniel Hennessy:

Good morning, everyone. I’m Dan Hennessy and I am Chairman and CEO of Hennessy Capital Acquisition Corp. II. I’d like to take this opportunity to thank you for joining this call to learn more about our planned merger with USI. I am joined today by Bill Varner, President and CEO; and Curt Peterson, Chief Financial Officer, of USI, and whom I will introduce shortly. Today, I will cover some important transaction details, provide you with a closer look at our investment thesis and strategic vision, and highlight demand drivers that are fueling the Company’s growth trajectory.

First, let’s review how we arrived here and why USI.

We completed our HCAC II IPO in late July of last year, raised approximately $200 million, and then launched our marketing campaign on August 1st. Over the five-month period ending December 31, the HCAC Team sourced and evaluated over 135 opportunities across the industrial spectrum, and including manufacturing, distribution, and service companies.

In September of last year, we were approached by RBC to explore the possibility of a SPAC vehicle as a path to achieve liquidity for USI’s disparate Shareholder base. RBC was also aware that Code Hennessy & Simmons, my predecessor firm, had invested extensively in building products manufacturers, distributors and construction services firms, and successfully IPO’ed several of our portfolio companies. Two names, in particular, many of you on this call will know well, SCP pool, or Pool Corp., and Beacon Roofing Supply.

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After meeting with Bill and Curt, and delving into the addressable market, revenue model and value proposition at USI, it was plainly evident to me that we could execute on the exact same playbook that Pool Corp. and Beacon utilized to deliver enormous growth and value for their investors.

I’ll talk more about our growth strategy in a minute, so let’s turn to the transaction overview on Page 4.

We signed a definitive merger agreement last Friday, with an implied enterprise value of $421 million, or 8.4 times 2016 projected EBITDA of $50 million. We consider this to be a highly attractively valuation given the growth profile of USI, and not only relative to the public comp set, which we will show you, but relative to private equity valuations for similar businesses, which, in my experience, consistently trade ten times EBITDA or higher. We’ll have modest leverage of 2.5 times at closing, which declines rapidly, due to the Company’s free cash flow profile and EBITDA growth, to less than two times, we project, by year end. We’ll have a new term loan facility provided by our partners at GSO Capital, a very patient debt structure with no amortization for five years, and a stated desire by GSO to upsize that facility to finance future acquisitions. We expect to complete the business combination early in Q3, and will change the name of the company to USI Holdings, Inc., which will trade on NASDAQ under the ticker of USI.

We have a chart coming up on sources and uses, so I will skip over this, except to say that selling Shareholders receiving stock will be subject to a 180-day holding period, and the sponsor will be locked up for a minimum of 180 days, per our original S1 filing, and, as I will discuss further in a moment, given the fragmented nature of USI’s existing Shareholder base, there will be limited seller overhang and significant float and liquidity.

I will serve as Chairman of the USI Board and am pleased to report that we have recruited accomplished independent Board members with substantial operating, building products and public company governance experience. Our Board will provide strategic oversight to Bill and his team, and is fully supportive and aligned with all facets of the Management Team’s growth strategy, including add-on acquisitions.

On Page 5, we show sources and uses and pro forma ownership and capitalization. Sources are comprised of $200 million of cash in our trust account, plus new borrowings of $100 million, and stock consideration to current USI Shareholders of $71 million. Of that amount, the largest single Shareholder is only holding approximately 5% of the combined company. This tallies to the ownership percentage as shown in the lower left-hand side of 22% for current USI Shareholders, including Management, and 78% to HCAC stockholders, including the sponsor, and resulting in a $320 million market cap at $10 per share.

At this point, I’d like to remind you that all of the underlying details of the transaction can be found in our Proxy Statement, which we expect to file on Friday of this week. I strongly urge you to review that document. Second, for those of you on the call today who are new to SPACs, our advisors at UBS and Cantor would be happy to assist you in better understanding SPAC mechanics.

Turning now to our investment thesis on Page 6, is what truly excites us. USI is a highly scalable technology-enabled platform, participating in a highly fragmented industry, with myriad paths available to achieve outsized growth and led by an exceptional, proven Management Team. We extensively diligenced USI to validate our investment thesis, including assessments of human capital, performance improvement, strategic growth and IPO readiness, and we are pleased to report that the Company met or exceeded all of our expectations and criteria. We consider our due diligence process to be a best-in-class undertaking, developed over our 25-plus-year track record in private equity investing.

As I mentioned earlier, we are delivering this opportunity to our Investors at a compelling valuation relative to our two primary competitors, who are IBP and TopBuild, and a substantial discount to related building product companies, like Pool and Beacon.

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We dedicated substantial time and effort evaluating the most critical macro-drivers for the business, two of which are shown on Page 7. We have conviction that we are in the early innings of a long-term recovery in residential housing construction which will be sustained by new household formations. This fact, when combined with more stringent energy and insulation requirements at the local level, leads to an environment where USI can achieve significant organic revenue growth at higher margins.

The competitive landscape, as shown in the upper left-hand corner, is ripe for consolidation. As you will hear shortly, the USI Team has already completed three highly accretive acquisitions in 2015, and has identified numerous potential add-ons to backfill existing USI branches and expand to adjacent geographies. Our work has led us to the conclusion that USI is the preferred acquirer for owner entrepreneurs seeking to exit and align with the industry leader.

In summary, we believe that the combination of USI and HCAC is incredibly compelling and will provide financial and strategic resources which will allow us to accelerate growth and deliver significant returns to our Shareholders.

Now, it is my privilege to introduce Bill Varner and Curt Peterson, who will further elaborate on USI, the value proposition and our growth strategy. Thank you.

Bill Varner:

Dan, thank you, and good morning, this is Bill Varner. We’d like to take just a minute to share a little bit about our background.

My career has been as an Operating Executive, which includes sales, operations and general management. I have extensive international experience and have been involved in many industries. Additionally, my background includes both public and private company experience. I joined USI in July of 2012.

Curt Peterson:

This is Curt Peterson. I’m the Chief Financial Officer of USI. My background is similarly diverse. I began in public accounting, moved into private industry. I’ve served as the CFO and Operating Executive in both publicly owned and privately held companies throughout a variety of industries. I joined USI in September of 2011.

Bill Varner:

Thank you, Curt. Looking at Page 9—once again, thank you all for joining us this morning—USI is certainly excited to partner with Hennessy Capital, and this morning Curt and I would like to review the Company, the industry, as well as some of the investment highlights with you, and afterwards run through the financial summary.

So, let’s start with an overview of USI and the industry we participate in, on Page 11.

Having been founded in 1998 by a small group of contractors, USI is in fact a service provider. The business operates 43 locations, through 30 branches, in 13 of the most active states as it relates to home and commercial construction.

USI has two operating segments: installation, which focuses on providing a value-added install of various types of insulation materials, windows, shower enclosures, mirrors, closet shelving, gutters, garage doors,

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fireplaces and fire stopping. Additionally, we distribute insulation products to smaller contractors and retailers, as well as industrial users.

Construction services is a planning and logistics focus, with cycle time, quality, cost and safety as the primary drivers of value. This service line also helps pull through our insulation and specialty services. USI is heavily focused on the single-family area, particularly in markets, as you can see, with high projected growth rates. Equally important, has been our push into the commercial space, which is a meaningful part of our revenues. We are strong here, and the barriers to entry are higher, with fewer players.

Looking on Page 12, you’ll see the USI service proviso is deep with various types and manufacturers of insulating materials. Our field execution teams are qualified in each area, whether spray foam, cellulose, fiberglass, or even rock wall. Both custom and production windows are an offering of USI and we install about 70% of the windows we sell. Additionally, USI assists its customers in building out closets with shelving, installing shower enclosures and garage doors, or fireplaces and gutters. Our construction services segment essentially constructs the exterior shell of the house and hands it over to the builder to do the finish work. While a slightly smaller margin business than installation, it has great volume, strong cash flow and pull through insulation and specialty services. It is asset light and is a real value-added service to our builder customers. We focus on reducing cycle time, enhancing service quality and safety. We currently operate three locations, both on the west and east coast of Florida, as well as a recently launched Houston, Texas, site.

Looking at Page 13, the typical USI value chain, as indicated on the right, is simple and streamlined, compared to a typical value chain, and it is designed, in fact, to drive margin. We acquire direct from one of the major manufacturers, deal with the logistics, procurement, installation or distribution, and communicate directly with our customer, the builder. In addition, we have very low exposure to commodity pricing.

Let us walk you through some of the investment highlights, which begin on Page 15. As a leading provider in the industry, we have the following: a national platform with strong regional positions; a proven leadership team that leads with operating excellence; we hold a critical position in a very attractive industry; the trends are strong and support our high-growth markets; USI has proven M&A capabilities in a fragmented market; energy regulations are very favorable to us; and certainly we have an attractive financial profile.

On page 16, when you think about a national platform and you look at the providers, USI appears to be one of only three public service providers with a national footprint. We tend to hold the number one or two market position in our major markets and focus on growth strategies in these areas to retain our market strength. You can also see that the positioning of USI’s businesses on the heat map is in some of the best markets for housing in the country. We believe there remains much opportunity to continue to build out our footprint, as well.

On Page 16, I’ll remind you that when Curt and I joined USI and assembled the team, we chose to not wait and hope for an improving market, but to retool our business and focus on operating effectiveness. Through the use of new processes, metrics, back office consolidation, technology and monthly operating reviews, we have instilled a performance-based culture and focus within the business. As seen on the chart, we have grown the Company considerably in revenues and, most notably, earnings. Production truck effectiveness has doubled, all while reducing the total number of vehicles, as well as our average age, significantly. We believe this effort also de-risks the Company in any future down cycle.

Curt?

Curt Peterson:

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Carrying forward on the theme of operating-focused management, if you turn to the next page, our Smart Truck Project thus demonstrates our strategy to use technology to bring best practice efficiencies to the point of service. Employing the capabilities of Smart Truck, we can deliver repeatable, high-quality service through more efficient use of our labor and capital resources, by scheduling our jobs to match our available resources, optimizing our fleet miles driven with better routing, improving field inventory control by tracking in-truck materials, replacing redundant manual work order data collection with a paperless process, aiding our drivers with point-to-point mapping, providing visual real-time job management for all of our work in progress, and delivering the results of the day’s work to our managers immediately upon job completion.

Multiple technologies have been employed in this project, including third-party scheduling, routing and GPS modules, and internal order management and mobile tablet computer modules. This system supports our materials handling, installation, field supervision and scheduling functions, while eliminating nearly all manual order management activities. We believe this system is a leap forward in performance management for our industry. We expect Smart Truck to increase the average number of jobs that can be performed in a day, improve our on-time service performance, and produce cost savings from reduced fuel consumption, enhanced inventory control, improved overtime management, and elimination of redundant paper processes. In addition to those benefits, Smart Truck also gives us an advantage of integrating new acquisitions to our single common operating platform.

Moving to the next page, Page 19, as an insulation installation service provider, USI is positioned between a concentrated base of insulation manufacturers and a fragmented builder market. If you focus on the dominant form of insulation used in new residential construction in the US, fiberglass, you will see the US market is served by four principal suppliers, each with a meaningful share position. On the other hand, sales by the largest residential builders in the US represented roughly a quarter of new homes closed in 2015. Mixing the need both to comply with evolving building codes and to maintain a fast pace of installations with limited lead times, and suppliers with scale and service reliability, serve as a critical link between these manufacturers and their builder customers.

If we turn to Page 20, the results of a recent study on households in the US, displayed on this page, indicate that during a projected period of steady and sustained growth in new home construction, USI is well positioned to serve the fastest growing regions of the country. In fact, every region in which the Company has significant revenue is projected to increase its respective share of total US households in the period projected from 2015 to 2025.

Turning to our mergers and acquisitions activity, USI has developed—this is on Page 21—USI has developed a network of potential acquisitions to enhance our strong organic growth. In 2015, we were able to close three significant transactions. We acquired Cardalls in late February, Smith in September, and Silver State in October. Together, the three expanded our installation business’ geographic footprint and added over $27 million in revenue for 2015 alone. All three acquisitions have been fully integrated into USI systems and processes. We believe the insulation installation market remains sufficiently fragmented to offer USI substantial growth opportunities in the near-term future.

In addition, on Page 22, we still have attractive new market expansion opportunities. The map highlights our existing markets and suggests that a number of attractive market opportunities exist within the regions in which we currently operate. Both west and east markets remain very attractive to us. We’re seeking both significant contiguous market expansion, as we realized in the 2015 acquisition of Cardalls, as well as new markets, such as Smith and Silver State provided us. We also seek experienced, innovative operators, which existed in all three of these acquired organizations, to add to USI’s market, knowledge and operating expertise.

In addition, Page 23 speaks to another tailwind to our opportunity. The factor is the energy regulations are adding a boost to insulation growth in the years ahead and demanding the expertise of seasoned

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install companies, as increasingly stringent standards find their way into local building codes. The newest code, the 2015 IECC code, is expected to increase energy efficiency and increase the per-home cost of insulation by as much as 30%, as they become adopted in local communities. Currently, 54% of the US population lives in areas where either the 2012 or 2015 IECC code has been adopted.

On the next page, you’ll note over the past three years USI has demonstrated a solid record of revenue growth, with a compound annual growth rate of 15% over the past three years, after including the full year impact of our recent acquisitions, growing from $312 million in 2013 to a pro forma $409 million in 2015. Over the same three years, our Adjusted EBITDA has produced a compound annual growth rate of 54%, and we saw our pro forma EBITDA margin reach 10% for the first time in 2015. Giving us confidence looking ahead to 2016, we ended 2015 with $67 million of back log, as compared to $42 million a year earlier, and this in a business where much of our work is booked as it’s ready to be placed on our job schedule.

Looking ahead to 2016, on the next page, our projection for 2016 includes revenue growth of 19% to $488 million, from the pro forma revenue level reported in 2015. At the same time, we project that our EBITDA will grow 22% to $50 million in 2016. Both these projections are limited to organic growth in our existing branches and do not reflect the impact of any future acquisitions.

With that, I’d like to turn it back over to Dan and let him conclude.

Daniel Hennessy:

Thank you, Curt and Bill. I’d just like to extend my thanks and appreciation to everyone on our call today who listened in to hear more about the USI story and now understand why we find this incredibly exciting for our Shareholders, and new Shareholders, as well. Please don’t hesitate to contact me directly with any questions you may have, or our advisors at UBS and Cantor, who will be assisting us in this process.

So, that ends our call and thank you again for joining us.

Operator:

Thank you. Ladies and gentlemen, this does conclude today’s conference. You may disconnect your lines at this time and thank you for your participation.

ViaVid has made considerable efforts to provide an accurate transcription, there may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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